UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2026

Aclarion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41358	47-3324725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8181 Arista Place, Suite 100
Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 275-2266

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ACON	Nasdaq Stock Market
Common Stock Warrants	ACONW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2026, Aclarion, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell, in a registered direct offering (the “Offering”), an aggregate of (i) 200,000 shares (the “Shares”) of its common stock, par value $0.00001 per share (“Common Stock”), at a price per share of $5.18 (or pre-funded warrant in lieu thereof); and (ii) pre-funded warrants (the “Pre-funded Warrants”) to purchase up to 1,800,000 shares of Common Stock. The Offering is expected to close on or about January 9, 2026, subject to the satisfaction of customary closing conditions.

The Pre-funded Warrants are immediately exercisable, have an exercise price of $0.00001 and may be exercised at any time after the date of issuance until such Pre-funded Warrants are exercised in full. A holder of Pre-funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than either 4.99% or 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-funded Warrants may increase or decrease this percentage not in excess of 9.99% by providing at least 61 days’ prior notice to the Company.

The aggregate gross proceeds to the Company from the Offering are expected to be approximately $10.36 million, before deducting the placement agent fees and other estimated offering expenses payable by the Company. The Company also may receive nominal proceeds, if any, from the cash exercise of the Pre-funded Warrants. The Company intends to use the net proceeds from the Offering to fund market development and clinical evidence, The Clarity Trial, product development and quality, and general and administration support, and other general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

The Offering is being made pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-286761), as previously filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2025, and declared effective by the SEC on May 5, 2025 (the “Registration Statement”). A prospectus supplement to the Registration Statement was filed with the SEC on January 9, 2026.

Pursuant to an engagement letter, Dawson James Securities, Inc. (the “Placement Agent”), has agreed to serve as the exclusive placement agent for the Offering. As compensation to the Placement Agent, the Company has agreed to pay the Placement Agent a cash fee of 6.0% of the aggregate gross proceeds raised in the Offering and reimburse certain expenses of the Placement Agent.

The foregoing summaries of the Purchase Agreement and form of Pre-funded Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of such documents attached as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The legal opinion of Carroll Legal LLC relating to the Shares, the Pre-funded Warrants and shares of Common Stock issuable upon exercise of the Pre-funded Warrants is filed as Exhibit 5.1 to this Current Report on Form 8-K.

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Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the amount of proceeds expected from the Offering and the timing and certainty of completion of the Offering. The risks and uncertainties relating to the Company and the Offering include general market conditions, the Company’s ability to complete the Offering on favorable terms, or at all, as well as other risks detailed from time to time in the Company’s filings with the SEC, including in its Annual Report on Form 10-K for the year ended December 31, 2024, and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and the Prospectus Supplement. These documents contain important factors that could cause actual results to differ from current expectations and from the forward-looking statements contained in this Current Report on Form 8-K. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed or furnished, as applicable, with this Current Report on Form 8-K:

Exhibit Number	Description
4.1*	Form of Pre-Funded Warrant.
5.1*	Opinion of Carroll Legal LLC.
10.1*	Form of Securities Purchase Agreement, dated January 8, 2026.
23.1*	Consent of Carroll Legal LLC (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARION, INC.

January 9, 2026	By:	/s/ Gregory A. Gould
	Name:	Gregory A. Gould
	Title:	Chief Financial Officer

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